EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated November 20, 2008, which was filed as Exhibit (i) to Post-Effective Amendment No. 28.

/s/ Katy D. Burke Katy D. Burke, Esq. Vice President

March 9, 2009 Boston, Massachusetts